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                                                                   EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Amendment No. 1 of the Registration Statement on Form S-3 of our report dated February 7, 1997, appearing on page 28 of Romac International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated February 7, 1997 on the Financial Statement Schedule listed in Item 14(a) of this Form 10-K. We also consent to the incorporation by reference of our report on the financial statements of Uni*Quality Systems Solutions, Inc. dated
October 14, 1997, which appears on page 4 of the Current Report on Form 8-K/A of Romac International, Inc. dated September 5, 1997. We also consent to the references to us under the headings "Experts" in such Prospectus.


Price Waterhouse LLP

Tampa, Florida
October 28, 1997